UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
 Securities Exchange Act of 1934

Filed by the Registrant   ☐

Filed by a party other than the Registrant   ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Alkermes plc

(Name of Registrant as Specified In Its Charter)

Sarissa Capital Management LP
Sarissa Capital Offshore Master Fund LP
Sarissa Catapult Holdings Ltd
Sarissa Capital Catapult Fund LLC
Sarissa Capital Hawkeye Fund LP
ISP Fund LP
Sarissa Capital Master Fund II LP
Sarissa Capital Athena Fund Ltd
Atom Master Fund LP
Sarissa Capital Fund GP LP
Sarissa Capital Fund GP LLC
Sarissa Capital Offshore Fund GP LLC
Sarissa Capital Management GP LLC
Alexander J. Denner, Ph.D.
Patrice Bonfiglio
Sarah J. Schlesinger, M.D.

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
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☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

This filing contains a press release issued on June 26, 2023 by Sarissa Capital. This filing also contains materials posted by Sarissa Capital to www.upgradealkermes.com in connection with the press release.

SARISSA ISSUES PRESENTATION HIGHLIGHTING SARISSA NOMINEES ARE QUALIFIED TO CREATE VALUE FOR ALKERMES SHAREHOLDERS

Independent proxy advisory firm ISS recognizes the qualifications of Sarissa nominees and advises shareholders to support Sarah Schlesinger

In light of upcoming oncology spin, ISS recommends that shareholders withhold support from cancer specialist Richard Gaynor

Greenwich, CT, June 26, 2023 – Sarissa Capital Management LP (“Sarissa”) today issued a presentation detailing the need for shareholder representation on the board of Alkermes plc (NASDAQ: ALKS) accessible at the link below:

Presentation: https://upgradealkermes.com/pr062623

For additional information please visit our website at upgradealkermes.com.
#UpgradeAlkermes

If you have any questions regarding your BLUE universal proxy card or need assistance in executing your proxy card, please contact:

D.F.  King & Co., Inc.
Shareholders call Toll-Free: (866) 207-3648
All Others Call: (212) 493-6952
Email: ALKS@dfking.com

Your vote at Alkermes' Annual General Meeting of Shareholders on June 29, 2023 is very important.  We urge all shareholders to vote "FOR" the election of the Sarissa Nominees, “AGAINST” the compensation of the Company’s named executive officers, and "FOR" all other proposals in our proxy statement.

You can vote in one of three easy ways: by internet at www.cesvote.com, by telephone at 1-888-693-8683 or by mail using the BLUE universal proxy card and postage-paid envelope sent to you.

If you vote by internet or telephone, you will be required to provide the unique control number printed on your BLUE universal proxy card.

Contact:	Dayna Packes
Sarissa Capital Management LP
info@sarissacap.com

Additional Information

Sarissa Capital Management LP (“Sarissa Capital”), together with other participants, filed a definitive proxy statement and an accompanying BLUE universal proxy card with the SEC on June 2, 2023, in connection with the solicitation of shareholders of the Company for the 2023 annual general meeting of shareholders (the “Annual Meeting”). Shareholders are advised to read the definitive proxy statement and other documents related to the Annual Meeting as they contain important information.

The definitive proxy statement and other relevant documents are available at no charge on the SEC’s website at www.sec.gov. The definitive proxy statement and other relevant documents filed by Sarissa Capital are also available at no charge at www.upgradealkermes.com or by directing a request to Sarissa Capital’s proxy solicitor, D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005 (Shareholders can call toll-free: (866) 207-3648).

 Alkermes Presentation June 26, 2023

 VOTE THE BLUE UNIVERSAL CARD TO UPGRADE ALKERMES  2  UPGRADEALKERMES.COM  Vote before General Meeting of Alkermes shareholders scheduled for June 29, 2023.  We urge all shareholders to vote today.  ONLY VOTE 1 CARD. DISCARD THE WHITE PROXY CARD  Vote “FOR” the election of Sarissa Nominees  Vote “AGAINST” the compensation of the Company’s named  executive officers  Vote “FOR” all other proposals in our proxy statement

 Under Richard Pops, Alkermes has underperformed and squandered shareholder capital for >30 years  Nasdaq Biotechnology Index (NBI) started 11/1/1993  Source: Bloomberg. Price performance from 11/1/1993 to 6/23/2023  Difference of +1,341%  ALKS: +611.3%  NBI: +1,952.7%  -250%  250%  750%  1250%  1750%  2250%  2750%  ALKS  NBI

 Pops’ empire building has squandered cash flows and  made Alkermes into a collection of subscale businesses  ROI: return on investment  Billions of cheap free cash flows from  royalties burned  Bloated commercial infrastructure, subscale and competing against pharma giants  Manufacturing not a core strength and likely unprofitable venture  Hundreds of millions of annual R&D spend with little regard for ROI

 $1,094  $1,171  $1,039  $1,174  $1,112  -$99  -$175  -$112  -$29  -$142  -$400  -$200  $0  $200  $400  $600  $1,000  $800  $1,200  $1,400  2018  2019  2020  2021  2022  $M  Revenue Operating Loss  Despite multiple years with revenues >$1Bn, the company continues to operate at a loss  Alkermes Revenue vs Operating Loss  Revenue > $1 Bn  Operating loss  Sources: Alkermes corporate filings  Remarkably, for ~1/3rd of its revenue (royalties), expenses are de minimis  5

 Independent proxy advisory firm ISS recognizes that “leadership lacks either the ability or the desire to reduce spending relative to revenue”  “[T]he persistent negative return on  investment at ALKS is unsustainable.”  “The persistently low gross margin is the problem, not the change in recent quarters.”  “[T]he company's leadership has not demonstrated a commitment to lowering costs… there is risk that the pending windfall [from the Jansen settlement] will be squandered…”  “[T]he persistently negative operating  margins, even in the face of the company's commitment to profitability targets, is troubling”  “[T]he implication of this trend [significant increases in SG&A spend relative to sales] is that the company's leadership lacks either the ability or the desire to reduce spending relative to revenue”  Source: ISS Report (6/16/2023)  6

 ISS agrees that Alkermes would benefit from direct shareholder representation added to the board now  Sarissa Capital “has made a compelling case that the prolonged inability of the incumbent leadership of Alkermes to transition to profitability warrants change in the boardroom.”  “A dissident nominee is needed on the board to add urgency and pressure on management to change”  “[T]he board's ability to oversee management may be constrained by the combined long tenures of the Chairman/CEO and the lead independent  director.”  Source: ISS Report (6/16/2023)  6

 Sarissa has nominated three qualified director candidates  Patrice Bonfiglio  Alex Denner, Ph.D.  Sarah Schlesinger, M.D.  8

 ISS recognizes the positive contributions to shareholders that Dr. Schlesinger could bring to the Alkermes board  “In consideration of the dissident’s case for change and the nominees’ qualifications for the board,  shareholders are advised to support Sarah Schlesinger on the dissident (BLUE) card…”  Institution Shareholder Services Vote Recommendation and Statements:  “Gaynor appears to be the right choice to remove from the board to make room for Schlesinger…”  “…Sarah Schlesinger, has professional expertise in biopharmaceutical R&D and experience serving on the boards of several biopharmaceutical companies…”  Source: ISS Report (6/16/2023)

 In contrast, ISS recommends shareholders withhold support from cancer specialist Richard Gaynor  Source: ISS Report (6/16/2023), Zailab  “Gaynor appears to be the right choice to remove from the board to make room for Schlesinger because his removal would not result in a net loss of medical experience or expertise in biopharma research and development…”  ISS Recommendation  Support  Withhold Support

 ISS agrees that Gaynor, a cancer specialist, is no longer needed on the board as Alkermes refocuses on neuroscience and spins out oncology in 2H23  Source: ISS Report (6/16/2023)  “…with the pending spin of the oncology business, the value of Gaynor's drug approval experience will be reduced.”

 VOTE THE BLUE UNIVERSAL CARD TO UPGRADE ALKERMES  UPGRADEALKERMES.COM  Vote before General Meeting of Alkermes shareholders scheduled for June 29, 2023.  We urge all shareholders to vote today.  12  ONLY VOTE 1 CARD. DISCARD THE WHITE PROXY CARD  Vote “FOR” the election of Sarissa Nominees  Vote “AGAINST” the compensation of the Company’s named  executive officers  Vote “FOR” all other proposals in our proxy statement

 Shareholders can vote in one of three easy ways:  Voting by Internet – Visit www.cesvote.com. You will be prompted to provide the unique control number featured on your BLUE universal proxy card.  Vote by Phone – Dial the toll-free number 1-888-693-8683. You will be prompted to provide the unique control number featured on your BLUE universal proxy card.  Voting by Mail – Sign, date and return your BLUE universal proxy card in the postage-paid envelope sent to you.  12  The General Meeting of Alkermes shareholders is scheduled for June 29, 2023. We urge all shareholders to vote today “FOR” the election of the Sarissa Nominees, “AGAINST” the compensation of the Company’s named executive officers, and “FOR” all other proposals in our proxy statement.  Shareholders are strongly encouraged to submit their votes today or risk having their votes not counted

 If you have any questions regarding your BLUE proxy card or need  12  assistance in executing your proxy card, please contact:  D.F. King & Co., Inc. 48 Wall Street  New York, New York 10005  Shareholders call toll-free: (866) 207-3648  Banks and Brokers call: (212) 493-6952  By Email: ALKS@dfking.com  VOTE THE BLUE PROXY CARD TODAY FOR YOUR VOTES TO COUNT AT THE ALKERMES’ ANNUAL GENERAL  MEETING OF SHAREHOLDERS ON JUNE 29, 2023

 Disclosures  12  GENERAL CONSIDERATIONS  This presentation is for general information purposes only, is not complete and does not constitute an agreement, offer, a solicitation of an offer, or any advice or recommendation to enter into or conclude any transaction or confirmation thereof (whether on the terms shown herein or otherwise).  The views expressed in this presentation represent the opinions of Sarissa Capital Management LP and certain of its affiliates (collectively, “Sarissa”), which beneficially own shares of Alkermes plc (the “Company”) and are based on publicly available information with respect to the Company. Sarissa recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with Sarissa’s conclusions.  Sarissa has neither sought nor obtained the consent from any other third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein. Sarissa does not endorse third-party estimates or research that are used in this presentation solely for illustrative purposes. No warranty is made that data or information, whether derived or obtained from filings made with the Securities and Exchange  Commission (“SEC”) or any other regulatory agency or from any third party, is accurate. Past performance is not an indication of future results.  Certain financial information and data used herein have been derived or obtained from filings made with the SEC or other regulatory authorities and from other third party reports. Neither Sarissa nor any of its affiliates shall be responsible or have any liability for any misinformation contained in any third party SEC or other regulatory filing or third party report. The figures presented herein may not have been calculated using generally accepted account principles (“GAAP”) or international financial reporting standards (“IFRS”) or audited by independent accountants. Such figures may vary from GAAP and IFRS accounting in material respects, and there can be no assurance that any unrealized values reflected herein will be realized. Further, there is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections and potential impact of the opportunities identified by Sarissa herein are based on assumptions that Sarissa believes to be reasonable as of the date of this presentation, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material, or that any of the assumptions provided in this presentation are accurate. This presentation does not recommend the purchase or sale of any security.  Sarissa disclaims any obligation to update the data, information or opinions contained in this presentation.

 Disclosures  12  NOT AN OFFER TO SELL OR BUY  Under no circumstances is this presentation intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security. This presentation does not recommend the purchase or sale of any security and should not be construed as legal, tax, investment or financial advice or advice on the merits of any investment decision. Sarissa currently beneficially owns shares of the Company. Sarissa is in the business of buying and selling securities and intends to continue trading in the securities of the Company. It is possible that there will be developments in the future that cause Sarissa from time to time to sell all or a portion of its holdings of the Company in open market transactions or otherwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares, regardless of the views expressed in this presentation. Sarissa reserves the right to take any actions with respect to investments in the Company as it may deem appropriate, and to change its intentions with respect to investments in the Company at any time as it deems appropriate, and Sarissa disclaims any obligation to notify the market or any other party of any such changes, except as required by law.  CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS  This presentation contains forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of this presentation and involve risks, uncertainties and other factors that may cause actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Sarissa. Although Sarissa believes that the assumptions underlying the projected results or forward-looking statements are reasonable as of the date of this presentation, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward-looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. Except to the extent required by applicable law, Sarissa will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

 Disclosures  12  CONCERNING INTELLECTUAL PROPERTY  All registered or unregistered service marks, trademarks and trade names referred to in this presentation are the property of their respective owners, and Sarissa’s use  herein does not imply an affiliation with or endorsement by the owners of these service marks, trademarks and trade names.  ADDITIONAL INFORMATION  Sarissa Capital Management LP (“Sarissa Capital”), together with other participants, filed a definitive proxy statement and an accompanying BLUE universal proxy card with the SEC on June 2, 2023, in connection with the solicitation of shareholders of the Company for the 2023 annual general meeting of shareholders (the “Annual Meeting”). Shareholders are advised to read the definitive proxy statement and other documents related to the Annual Meeting as they contain important information.  The definitive proxy statement and other relevant documents are available at no charge on the SEC’s website at www.sec.gov. The definitive proxy statement and other  relevant documents filed by Sarissa Capital are also available at no charge at www.upgradealkermes.com or by directing a request to Sarissa Capital’s proxy solicitor,  D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005 (Shareholders can call toll-free: (866) 207-3648).